UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2018, the Registrant together with its wholly-owned subsidiaries Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. (collectively, the "Company") entered into an agreement (the "Credit Agreement") for a line of credit with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., and a syndicate of other lenders (collectively, "the Lenders"). The Credit Agreement amends and restates the Company's existing line of credit, which was scheduled to expire on April 27, 2021, and now expires December 14, 2023. At the date of signing the Credit Agreement, the Company had borrowings of $224.5 million under the prior facility. In connection with this amendment and restatement the line of credit was increased from $325.0 million to $600.0 million, and contains a feature allowing up to $250.0 million of borrowings by Foreign Borrowers. The Company may request to increase the facility by up to $300.0 million in the form of an increase to the revolving credit facility or one, or more, incremental term loan facilities upon approval of the Lenders. The base currency of the Credit Agreement is U.S Dollars, but loans and letters of credit may be made available in Euros, Sterling, Canadian Dollars, Australian Dollars, and any other currencies approved by each Lender under the revolving credit facility and Administrative Agent. Interest on borrowings under the line of credit is designated from time to time by the Company as either: (i) the Alternate Base Rate (defined in the Credit Agreement as the greatest of (a) the Prime Rate of JPMorgan Chase, (b) the federal funds effective rate plus 0.5 percent, and (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a one month interest period plus 1.0 percent), plus additional interest ranging from 0.0 percent to 0.625 percent depending on the Company's performance and financial condition; or (ii) the Adjusted LIBO Rate for a period equal to one week or one, two, three, or six months as selected by the Company, plus additional interest ranging from 0.875 percent to 1.625 percent depending on the Company's performance and financial condition.

On December 14, 2018, the Company, Lippert Components, Inc., Lippert Components Manufacturing, Inc., Taylor Made Group, LLC, Innovative Design Solutions, Inc., and LCI Service Corp. entered into a Letter Agreement with PGJM, Inc. and its affiliates ("Prudential") pursuant to which Prudential consented to the Credit Agreement and released certain subsidiary Guarantors that were simultaneously released under the Credit Agreement.

The description of the Credit Agreement and Letter Agreement contained herein is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement and Letter Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1Fourth Amended and Restated Credit Agreement dated December 14, 2018 among LCI Industries, Lippert Components, Inc., LCI Industries B.V., LCI Industries C.V., JPMorgan Chase Bank, N.A., individually and as Administrative Agent, Wells Fargo Bank, N.A., individually and as Syndication Agent, Bank of America, N.A., individually and as Documentation Agent, and a syndicate of other lenders.

10.2Omnibus Reaffirmation dated December 14, 2018 among LCI Industries, Lippert Components, Inc., LCI Industries B.V., LCI Industries C.V., JPMorgan Chase Bank, N.A.,

individually and as Administrative Agent, Wells Fargo Bank, N.A., individually and as Syndication Agent, Bank of America, N.A., individually and as Documentation Agent, and a syndicate of other lenders.

10.3Revolving Credit Note Dated December 14, 2018 by LCI Industries, Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. in favor of Branch Banking and Trust.

10.4Revolving Credit Note Dated December 14, 2018 by LCI Industries, Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. in favor of Bank of the West.

10.5Revolving Credit Note Dated December 14, 2018 by LCI Industries, Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. in favor of BMO Harris.

10.6Revolving Credit Note Dated December 14, 2018 by LCI Industries, Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. in favor of U.S. Bank.

10.7Amended and Restated Revolving Credit Note Dated December 14, 2018 by LCI Industries, Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. in favor of Bank of America, N.A.

10.8Amended and Restated Revolving Credit Note Dated December 14, 2018 by LCI Industries, Lippert Components, Inc., LCI Industries B.V., and LCI Industries C.V. in favor of JPMorgan Chase Bank, N.A.

10.9Prudential Letter Agreement Dated December 14, 2018 consenting to the Credit Agreement and releasing certain subsidiary Guarantees.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: December 19, 2018